UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2025

StandardAero, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42298	30-1138150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6710 North Scottsdale Road, Suite 250 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(480) 377 3100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SARO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

StandardAero, Inc. (together with its affiliates, the “Company”) previously filed a Current Report on Form 8-K (the “Original Filing”) to report that on September 22, 2025, Gregory Krekeler was appointed as the President, Component Repair Services of the Company, succeeding Kimberly Ashmun. This Current Report on Form 8-K/A is being filed to supplement the disclosure contained in Item 5.02 of the Original Filing to include the provisions of the executed transition agreement entered into by and between the Company and Ms. Ashmun on November 3, 2025 (the “Transition Agreement”). The Original Filing otherwise remains unchanged.

On November 3, 2025, Ms. Ashmun entered into the Transition Agreement, pursuant to which Ms. Ashmun will remain employed until December 31, 2025, unless her employment is terminated earlier by either the Company or her (the “Separation Date”), and Ms. Ashmun has agreed to provide transition services (“Transition Services”) as reasonably requested by the Company during a period extending from September 22, 2025 until the Separation Date. The Transition Agreement contains a release of claims in favor of the Company, and also provides for a cash severance payment of $222,500 (representing six months of Ms. Ashmun’s annualized base salary), payable in a lump sum shortly following the Separation Date, and a cash payment representing the annual bonus for 2025 which Ms. Ashmun would have received under the Company’s Annual Incentive Program (calculated based on actual performance and paid when amounts are paid to actively employed individuals in the ordinary course). Additionally, the Company agreed to amend the terms of an award of restricted shares previously granted to Ms. Ashmun (the “Subject Award”) so that 207,315 shares of the Company’s common stock underlying the Subject Award (the “Specified Portion”) will remain outstanding following Ms. Ashmun’s separation from service and will vest immediately prior to a “Liquidity Event” (as defined in the award agreement governing the Subject Award), disregarding any performance-based vesting conditions or continued employment requirement. Any other equity or equity-based awards (or portions thereof) granted to Ms. Ashmun, other than the Specified Portion, will be forfeited upon the Separation Date. The severance benefits described herein are subject to Ms. Ashmun’s continued provision of the Transition Services through December 31, 2025 and her continued compliance with any non-competition, non-solicitation and other restrictions that she is subject to and the release of claims becoming effective.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARDAERO, INC.

Date: November 7, 2025	By:	/s/ Michael Kaplan
Michael Kaplan
Chief Legal Officer